As filed with the Securities and Exchange Commission on February 2, 1994

                                                    Registration No. 33-35311


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                           ___________________________

                        POST-EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                               __________________

                              HARLEY-DAVIDSON, INC.
             (Exact name of registrant as specified in its charter)


             Wisconsin                                        39-1382325
          (State or other jurisdiction                     (I.R.S. Employer
       of incorporation or organization)                  Identification No.)

   3700 West Juneau Avenue
      Milwaukee, Wisconsin                                         53208
   (Address of principal executive offices)                     (Zip Code)

      Harley-Davidson, Inc. Retirement Savings Plan for Salaried Employees;
             [f/k/a Harley-Davidson, Inc. Thrift Incentive Plan
                        for Salaried Employees]

           Harley-Davidson, Inc. Retirement Savings Plan for Milwaukee
                 and Tomahawk Hourly Bargaining Unit Employees;
             [f/k/a Harley-Davidson, Inc. Thrift Incentive Plan for
            Milwaukee and Tomahawk Hourly Bargaining Unit Employees]
                                     and
             Holiday Rambler Corporation Employees' Retirement Plan
                            (Full title of the plans)


                            Timothy K. Hoelter, Esq.
                              Harley-Davidson, Inc.
                             3700 West Juneau Avenue
                           Milwaukee, Wisconsin 53208
                                 (414) 342-4680
            (Name, address and telephone number, including area code,

                              of agent for service)

                                    Copy to:
                             Patrick G. Quick, Esq.
                                 Foley & Lardner
                            777 East Wisconsin Avenue
                         Milwaukee, Wisconsin 53202-5367
                                 (414) 271-2400

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document or documents containing the information specified in
   Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

   Item 3.     Incorporation of Documents by Reference.

          The following documents filed with the Commission by Harley-Davidson, Inc. (the "Company") and the Harley-Davidson, Inc. Retirement Savings Plan for Salaried Employees, the Harley-Davidson, Inc. Retirement Savings Plan for Milwaukee and Tomahawk Hourly Bargaining Unit Employees and the Holiday Rambler Corporation Employees' Retirement Plan (collectively, the "Plans") are hereby incorporated herein by reference:

          (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992 and the Annual Report on Form 11-K for the fiscal year ended December 31, 1992 for each of the Plans.

          (b) All reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1992, including the Quarterly Reports on Form 10-Q for the fiscal quarters ended March 28, 1993, June 27, 1993 and September 26, 1993.

          (c)  The description of the Company's common stock contained in
   Item 4 of the Registration of Securities of Certain Successor Issuers on Form 8-B, dated June 21, 1991 (the "Form 8-B"), File No. 1-10793, including any amendments or reports filed for the purpose of updating such description.

          (d) The description of the Company's Preferred Stock Purchase Rights contained in Item 1 of the Preferred Stock Purchase Rights Registration Statement on Form 8-A, Registration No. 1-9183, dated
   August 31, 1990, as supplemented by the Amendment to the Rights Agreement, attached as Exhibit 4.8 to the Form 8-B, including any amendments or reports filed for the purpose of updating such description.

          All documents filed by the Company and the Plans pursuant to sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of filing of this Post-Effective Amendment No. 1 to the Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

   Item 4. Description of Securities.

           Not applicable.

   Item 5. Interests of Named Experts and Counsel.

           Not applicable

   Item 6. Indemnification of Directors and Officers.

          The Plans provide that, to the maximum extent allowed by law and to the extent not otherwise indemnified, the Company shall indemnify the Administrator, and any other current or former officer, director or employee of the Company, against any and all claims, losses, damages, and expenses (including counsel fees) incurred by such persons and any liability, including any amounts paid by them in settlement (provided such settlement is approved by the Company), arising from such person's action or failure to act.

          Article V of the Company's By-Laws requires that the Company shall, to the fullest extent permitted or required by Sections 180.0850 to 180.0859, inclusive, of the Wisconsin Business Corporation Law, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors and Officers against any and all liabilities, and advance any and all reasonable expenses, incurred thereby in any proceedings to which any such Director or Officer is a party because he or she is or was a Director or Officer of the Company. The Company shall also indemnify an employee who is not a Director or Officer, to the extent that the employee has been successful on the merits or otherwise in defense of a proceeding, for all expenses incurred in the proceeding if the employee was a party because he or she is or was an employee of the Company. The rights to indemnification granted under the By-Laws shall not be deemed exclusive of any other rights to indemnification against liabilities or the advancement of expenses to which a Director, Officer or employee may be entitled under any written agreement, Board resolution, vote of shareholders, the Wisconsin Business Corporation Law or otherwise. The Company may, but shall not be required to, supplement the foregoing rights to indemnification against liabilities and advance of expenses by the purchase of insurance on behalf of any one or more of such Directors, Officers or employees, whether or not the corporation would be obligated to indemnify or advance expenses to such Director, Officer or employee under this paragraph.

          The Company maintains a liability insurance policy for its directors and officers which extends to, among other things, liability arising under the Securities Act of 1933, as amended.

   Item 7. Exemption from Registration Claimed.

           Not applicable.

   Item 8. Exhibits.

   4.1(a)  Harley-Davidson, Inc. Retirement Savings Plan for Salaried
           Employees

   4.1(b) Harley-Davidson, Inc. Retirement Savings Plan for Milwaukee and Tomahawk Hourly Bargaining Unit Employees

   4.1(c)  Holiday Rambler Corporation Employees' Retirement Plan

   4.2 Restated Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form 8-B dated June 24, 1991 (File No. 1-10793 (the "Form 8-B"))

   4.3 By-Laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Form 8-B)

   4.4 Form of Certificate of Designation relating to Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit 3.3 to the Form 8-B)

   4.5 Form of Rights Agreement between the Company and First Wisconsin Trust Company, as Rights Agent (incorporated herein by reference to Exhibit 4.6 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1990 (File No. 1-9183))

   4.6 First Amendment to Rights Agreement, dated as of June 21, 1991 by and between First Wisconsin Trust Company, as Trustee, Harley-Davidson, Inc. (a Delaware corporation and predecessor) and H-DI Corp. (a Wisconsin corporation and successor) (incorporated herein by reference to Exhibit 4.8 to the Form 8-B)

   5.1 Opinion of Simpson Thacher & Bartlett (a partnership which includes professional corporations)

   5.2 The undersigned registrant hereby undertakes that the registrant will submit or has submitted the plans and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plans.

   23.1 Consent of Simpson Thacher & Bartlett (a partnership which includes professional corporations) (contained in Exhibit 5.1)

   23.2    Consent of Ernst & Young, Independent Auditors

   24 Power of Attorney relating to subsequent amendments (included on the signature page to this Post-Effective Amendment No. 1 to the Registration Statement)

   Item 9. Undertakings.

        (a)    The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 1st day of February, 1994.

                              HARLEY-DAVIDSON, INC.


                              By   RICHARD F. TEERLINK
                                   Richard F. Teerlink
                                   President and Chief Executive Officer

   Each person whose signature appears below constitutes and appoints Richard
   F. Teerlink, James L. Ziemer, James M. Brostowitz and Timothy K. Hoelter, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all further amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on February 1, 1994.

        Name                                 Title

    RICHARD F. TEERLINK               President, Chief Executive Officer
    Richard F. Teerlink               (Principal Executive Officer) and
                                      Director

    JAMES L. ZIEMER                   Vice President and Chief Financial
    James L. Ziemer                   Officer (Principal Financial Officer)

    JAMES M. BROSTOWITZ               Vice President, Controller and
    James M. Brostowitz               Treasurer (Principal Accounting
                                      Officer)

    VAUGHN L. BEALS, JR.              Chairman and Director
    Vaughn L. Beals, Jr.


    BARRY K. ALLEN                    Director
    Barry K. Allen

    WILLIAM F. ANDREWS                Director
    William F. Andrews


    _______________________________   Director
    Frederick L. Brengel

    RICHARD G. LEFAUVE                Director
    Richard G. LeFauve


    _______________________________   Director
    James A. Norling


    DONALD A. JAMES                   Director
    Donald A. James


    WILLIAM B. POTTER                 Director
    William B. Potter


    RICHARD HERMON-TAYLOR             Director
    Richard Hermon-Taylor

   Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans) have duly caused this Amendment to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on February 1, 1994.

                         HARLEY-DAVIDSON, INC. RETIREMENT SAVINGS
                             PLAN FOR SALARIED EMPLOYEES



                         By   JAMES L. ZIEMER
                              James L. Ziemer
                              Plan Administrative Committee Member



                         HARLEY-DAVIDSON, INC. RETIREMENT SAVINGS
                             PLAN FOR MILWAUKEE AND TOMAHAWK
                             HOURLY BARGAINING UNIT EMPLOYEES



                         By   JAMES L. ZIEMER
                              James L. Ziemer
                              Plan Administrative Committee Member


                         HOLIDAY RAMBLER CORPORATION
                             EMPLOYEES' RETIREMENT PLAN
                              By:  HOLIDAY RAMBLER CORPORATION
                                   (Plan Administrator)



                              By   MARTIN R. SNOEY
                                   Martin R. Snoey
                                   President

                                  EXHIBIT INDEX

   EXHIBIT                                                    SEQUENTIAL PAGE

   NUMBER           EXHIBIT DESCRIPTION                           NUMBER


   4.1(a) Harley-Davidson, Inc. Retirement Savings Plan for
           Salaried Employees

   4.1(b) Harley-Davidson, Inc. Retirement Savings Plan for
           Milwaukee and Tomahawk Hourly Bargaining Unit
           Employees

   4.1(c) Holiday Rambler Corporation Employees' Retirement
           Plan

   4.2    Restated Articles of Incorporation of the Company
           (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form 8-B dated June 24, 1991 (File No. 1-10793 (the "Form 8-B"))

   4.3 By-Laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Form 8-B)

   4.4 Form of Certificate of Designation relating to Series A Junior Participating Preferred Stock
           (incorporated herein by reference to Exhibit 3.3 to the Form 8-B)

   4.5 Form of Rights Agreement between the Company and First Wisconsin Trust Company, as Rights Agent (incorporated herein by reference to Exhibit 4.6 to the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1990 (File No. 1-9183))

   4.6    First Amendment to Rights Agreement, dated as of
           June 21, 1991 by and between First Wisconsin Trust Company, as Trustee, Harley-Davidson, Inc. (a Delaware corporation and predecessor) and H-DI Corp. (a Wisconsin corporation and successor) (incorporated herein by reference to Exhibit 4.8 to the Form 8-B)

   5.1 Opinion of Simpson Thacher & Bartlett (a partnership which includes professional corporations)*

   23.1 Consent of Simpson Thacher & Bartlett (a partnership which includes professional corporations) (contained in Exhibit 5.1)*

   23.2   Consent of Ernst & Young, Independent Auditors

   24     Power of Attorney relating to subsequent amendments
           (included on the signature page to this Post-Effective
           Amendment No. 1 to the Registration Statement)

   _______________

     *  Previously filed.